Press Release November 7, 2022

HF Sinclair Corporation Reports Quarterly Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $954.4 million, or $4.45 per diluted share, and adjusted net income of $982.9 million, or $4.58 per diluted share, for the third quarter

•Reported EBITDA of $1,463.2 million and Adjusted EBITDA of $1,500.3 million for the third quarter

•Returned $951.5 million to shareholders through dividends and share repurchases in the third quarter

•Announced a regular quarterly dividend of $0.40 per share

Dallas, Texas, November 7, 2022 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported third quarter net income attributable to HF Sinclair stockholders of $954.4 million, or $4.45 per diluted share, for the quarter ended September 30, 2022, compared to $280.8 million, or $1.71 per diluted share, for the quarter ended September 30, 2021.

The third quarter results reflect special items that collectively decreased net income by a total of $28.5 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $16.8 million, HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs of $9.6 million and acquisition integration costs of $10.7 million. Excluding these items, adjusted net income for the third quarter of 2022 was $982.9 million ($4.58 per diluted share) compared to $209.9 million ($1.28 per diluted share) for the third quarter of 2021, which excludes certain items that collectively increased net income by $70.8 million.

HF Sinclair’s CEO, Michael Jennings, commented, “HF Sinclair’s solid third quarter results were driven by robust product margins and record throughputs in our refining segment. We returned over $951 million in cash to shareholders through share repurchases and dividends during the quarter, and another $152 million in the month of October. Since the closing of the Sinclair acquisition on March 14, 2022, we have returned over $1.1 billion, which is well ahead of our initial target of returning $1 billion to our shareholders by the end of the first quarter of 2023. With the announcement of our new $1 billion share repurchase authorization in September, we remain fully committed to our cash return strategy and long-term payout ratio.”

Refining segment income before interest and income taxes was $1,344.1 million for the third quarter of 2022 compared to $217.4 million for the third quarter of 2021. The segment reported EBITDA of $1,446.7 million for the third quarter of 2022 compared to $295.3 million for the third quarter of 2021. This increase was primarily driven by higher refining margins in both the West and Mid-Continent regions, which resulted in higher refining segment earnings in the quarter. Consolidated refinery gross margin was $31.47 per produced barrel, a 112% increase compared to $14.87 for the third quarter of 2021, and crude oil charge averaged 645,780 barrels per day (“BPD”) for the third quarter of 2022 compared to 416,430 BPD for the third quarter of 2021.

Renewables segment loss before interest and income taxes was $(49.3) million for the third quarter of 2022 compared to $(13.4) million for the third quarter of 2021. The segment reported EBITDA of $(31.1) million for the third quarter of 2022 compared to $(13.1) million for the third quarter of 2021. Excluding the lower of cost or market inventory valuation charge of $16.8 million, Adjusted EBITDA in the third quarter of 2022 was $(14.2) million. Total sales volumes were 52 million gallons for the third quarter of 2022. The Cheyenne renewable diesel unit (“RDU”) was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the pre-treatment unit (“PTU”) at our Artesia, New Mexico facility was completed and fully operational in the first quarter of 2022 and the Artesia RDU was completed and fully operational in the second quarter of 2022. Also, effective with the Sinclair acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Marketing segment income before interest and income taxes was $3.9 million and reported EBITDA was $10.2 million for the third quarter of 2022. Total branded fuel sales volumes were 362 million gallons for the third quarter of 2022.

Lubricants and Specialty Products segment loss before interest and income taxes was $(5.0) million for the third quarter of 2022 compared to income of $148.5 million in the third quarter of 2021. The segment reported EBITDA of $15.2 million for the third quarter of 2022 compared to $167.7 million in the third quarter of 2021. Excluding a gain on sale of real property of $86.0 million, Adjusted EBITDA in the third quarter of 2021 was $81.7 million. This decrease was largely driven by FIFO impact from consumption of higher priced feedstock inventory, resulting in lower margins.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $66.0 million for the third quarter of 2022 compared to $77.6 million for the third quarter of 2021 and Adjusted EBITDA of $110.1 million for the third quarter of 2022 compared to $83.3 million for the third quarter of 2021.

For the third quarter of 2022, net cash provided by operations totaled $872.8 million. At September 30, 2022, the Company's cash and cash equivalents totaled $1,447.4 million, a $254.9 million decrease over cash and cash equivalents of $1,702.3 million at June 30, 2022. During the third quarter of 2022, the Company announced and paid a regular dividend of $0.40 per share to shareholders totaling $85.3 million and spent $866.2 million on share repurchases. Additionally, the Company's consolidated debt was $3,334.2 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,740.4 million at September 30, 2022.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.40 per share, payable on December 5, 2022 to holders of record of common stock on November 21, 2022.

Through September 30, 2022, HF Sinclair has achieved annualized run rate targeted synergies of over $100 million related to the Sinclair acquisition and over $100 million of working capital synergies. The Company achieved annual run rate synergies through a combination of commercial improvements, operating expense reductions and optimization of selling, general and administrative expenses.

The Company has scheduled a webcast conference call for today, November 7, 2022, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/908108663. An audio archive of this webcast will be available using the above noted link through November 21, 2022.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic and increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic, inflation and labor costs which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$10,599,002	$4,685,059	$5,913,943	126%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	8,375,253	3,822,858	4,552,395	119
Lower of cost or market inventory valuation adjustment	16,847	—	16,847	—
	8,392,100	3,822,858	4,569,242	120
Operating expenses (exclusive of depreciation and amortization)	604,591	352,520	252,071	72
Selling, general and administrative expenses (exclusive of depreciation and amortization)	102,677	91,056	11,621	13
Depreciation and amortization	171,973	121,220	50,753	42
Total operating costs and expenses	9,271,341	4,387,654	4,883,687	111
Income from operations	1,327,661	297,405	1,030,256	346

Other income (expense):
Earnings (loss) of equity method investments	(16,334)	3,689	(20,023)	(543)
Interest income	9,821	1,018	8,803	865
Interest expense	(44,830)	(26,892)	(17,938)	67
Gain (loss) on foreign currency transactions	1,544	(3,492)	5,036	(144)
Gain on sale of assets and other	2,130	85,779	(83,649)	(98)
	(47,669)	60,102	(107,771)	(179)
Income before income taxes	1,279,992	357,507	922,485	258
Income tax expense	301,853	54,766	247,087	451
Net income	978,139	302,741	675,398	223
Less net income attributable to noncontrolling interest	23,734	21,954	1,780	8
Net income attributable to HF Sinclair stockholders	$954,405	$280,787	$673,618	240%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$4.45	$1.71	$2.74	160%
Diluted	$4.45	$1.71	$2.74	160%
Cash dividends declared per common share	$0.40	$—	$0.40	100%
Average number of common shares outstanding:
Basic	212,388	162,551	49,837	31%
Diluted	212,388	162,551	49,837	31%

EBITDA	$1,463,240	$482,647	$980,593	203%
Adjusted EBITDA	$1,500,321	$407,830	$1,092,491	268%

	Nine Months Ended September 30,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$29,219,912	$12,766,475	$16,453,437	129%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	23,457,180	10,608,892	12,848,288	121
Lower of cost or market inventory valuation adjustment	42,839	(318,862)	361,701	(113)
	23,500,019	10,290,030	13,209,989	128
Operating expenses (exclusive of depreciation and amortization)	1,688,152	1,086,620	601,532	55
Selling, general and administrative expenses (exclusive of depreciation and amortization)	323,974	250,785	73,189	29
Depreciation and amortization	480,618	369,341	111,277	30
Total operating costs and expenses	25,992,763	11,996,776	13,995,987	117
Income from operations	3,227,149	769,699	2,457,450	319

Other income (expense):
Earnings (loss) of equity method investments	(7,261)	8,875	(16,136)	(182)
Interest income	12,662	3,078	9,584	311
Interest expense	(118,650)	(94,220)	(24,430)	26
Gain on tariff settlement	—	51,500	(51,500)	(100)
Gain (loss) on foreign currency transactions	778	(4,226)	5,004	(118)
Gain on sale of assets and other	8,345	95,596	(87,251)	(91)
	(104,126)	60,603	(164,729)	(272)
Income before income taxes	3,123,023	830,302	2,292,721	276
Income tax expense	706,675	149,944	556,731	371
Net income	2,416,348	680,358	1,735,990	255
Less net income attributable to noncontrolling interest	80,707	82,504	(1,797)	(2)
Net income attributable to HollyFrontier stockholders	$2,335,641	$597,854	$1,737,787	291%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$11.35	$3.63	$7.72	213%
Diluted	$11.35	$3.63	$7.72	213%
Cash dividends declared per common share	$0.80	$0.35	$0.45	129%
Average number of common shares outstanding:
Basic	203,610	162,518	41,092	25%
Diluted	203,610	162,518	41,092	25%

EBITDA	$3,628,922	$1,208,281	$2,420,641	200%
Adjusted EBITDA	$3,730,036	$789,639	$2,940,397	372%

Balance Sheet Data

	September 30,	December 31,
	2022	2021
	(In thousands)
Cash and cash equivalents	$1,447,359	$234,444
Working capital	$3,585,175	$1,696,990
Total assets	$18,226,285	$12,916,613
Long-term debt	$3,334,200	$3,072,737
Total equity	$9,778,525	$6,294,465

Segment Information

Effective the first quarter of 2022, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our businesses. Accordingly, we created two new reportable segments, Renewables and Marketing. Our operations are now organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

As a result of the Sinclair Transactions that closed on March 14, 2022, the operations of the acquired Sinclair businesses are reported in the Refining, Renewables, Marketing and HEP segments.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo and Woods Cross refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Also, effective with our acquisition that closed on November 1, 2021, the Refining segment includes our Puget Sound refinery, and effective with our acquisition that closed on March 14, 2022, includes our Sinclair (also referred to as Parco) and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of the Cheyenne RDU, which was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the PTU at our Artesia, New Mexico facility, which was completed and fully operational in the first quarter of 2022 and the Artesia RDU, which was completed and fully operational in the second quarter of 2022. Also, effective with our acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU. During the construction phase of our RDUs and PTU, operating expense and capital expenditures were reported in the Corporate and Other segment, and this financial information has been retrospectively adjusted to reflect our current segment presentation.

Effective with our acquisition that closed on March 14, 2022, the Marketing segment includes branded fuel sales through more than 300 distributors to more than 1,300 branded sites in the United States and licensing fees for the use of the Sinclair brand at more than 300 additional locations throughout the country.

The Lubricants and Specialty Products segment represents Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline, the Cheyenne Pipeline and Cushing Connect, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2022
Sales and other revenues:
Revenues from external customers	$8,230,606	$254,952	$1,266,681	$820,630	$26,133	$—	$10,599,002
Intersegment revenues	1,405,180	100,708	—	2,809	122,869	(1,631,566)	—
	$9,635,786	$355,660	$1,266,681	$823,439	$149,002	$(1,631,566)	$10,599,002
Cost of products sold (exclusive of lower of cost or market inventory)	$7,680,153	$345,588	$1,255,119	$696,864	$—	$(1,602,471)	$8,375,253
Lower of cost or market inventory valuation adjustment	$—	$16,847	$—	$—	$—	$—	$16,847
Operating expenses	$474,631	$23,427	$—	$69,506	$60,471	$(23,444)	$604,591
Selling, general and administrative expenses	$34,353	$873	$1,351	$41,833	$3,750	$20,517	$102,677
Depreciation and amortization	$102,599	$18,228	$6,355	$20,227	$25,846	$(1,282)	$171,973
Income (loss) from operations	$1,344,050	$(49,303)	$3,856	$(4,991)	$58,935	$(24,886)	$1,327,661
Income (loss) before interest and income taxes	$1,344,103	$(49,285)	$3,856	$(4,978)	$43,096	$(21,791)	$1,315,001
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,962	$21,772	$23,734
Loss of equity method investments	$—	$—	$—	$—	$(16,334)	$—	$(16,334)
Capital expenditures	$37,653	$24,499	$1,487	$10,158	$7,948	$17,958	$99,703

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2021
Sales and other revenues:
Revenues from external customers	$3,993,570	$—	$666,033	$25,459	$(3)	$4,685,059
Intersegment revenues	189,441	—	501	97,125	(287,067)	—
	$4,183,011	$—	$666,534	$122,584	$(287,070)	$4,685,059
Cost of products sold (exclusive of lower of cost or market inventory)	$3,605,600	$—	$482,533	$—	$(265,275)	$3,822,858
Operating expenses	$248,316	$13,117	$60,940	$42,793	$(12,646)	$352,520
Selling, general and administrative expenses	$32,345	$—	$41,476	$3,849	$13,386	$91,056
Depreciation and amortization	$77,890	$328	$19,226	$21,627	$2,149	$121,220
Income (loss) from operations	$218,860	$(13,445)	$62,359	$54,315	$(24,684)	$297,405
Income (loss) before interest and income taxes	$217,438	$(13,445)	$148,460	$58,081	$(27,153)	$383,381
Net income attributable to noncontrolling interest	$—	$—	$—	$1,188	$20,766	$21,954
Earnings of equity method investments	$—	$—	$—	$3,689	$—	$3,689
Capital expenditures	$40,814	$141,302	$7,833	$19,217	$6,338	$215,504

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Nine Months Ended September 30, 2022
Sales and other revenues:
Revenues from external customers	$23,442,162	399,204	2,880,024	$2,419,212	$79,310	$—	$29,219,912
Intersegment revenues	2,988,372	198,401	—	9,177	325,660	(3,521,610)	—
	$26,430,534	597,605	2,880,024	$2,428,389	$404,970	$(3,521,610)	$29,219,912
Cost of products sold (exclusive of lower of cost or market inventory)	$21,709,048	$582,521	$2,837,583	$1,777,869	$—	$(3,449,841)	$23,457,180
Lower of cost or market inventory valuation adjustment	$—	$42,839	$—	$—	$—	$—	$42,839
Operating expenses	$1,298,907	$79,796	$—	$209,977	$156,994	$(57,522)	$1,688,152
Selling, general and administrative expenses	$107,358	$2,746	$2,540	$127,137	$12,745	$71,448	$323,974
Depreciation and amortization	$300,060	$34,399	$11,274	$61,426	$73,803	$(344)	$480,618
Income (loss) from operations	$3,015,161	$(144,696)	$28,627	$251,980	$161,428	$(85,351)	$3,227,149
Income (loss) before interest and income taxes	$3,015,274	$(144,589)	$28,627	$254,839	$154,808	$(79,948)	$3,229,011
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7,154	$73,553	$80,707
Loss of equity method investments	$—	$—	$—	$—	$(7,261)	$—	$(7,261)
Capital expenditures	$104,284	$210,793	$6,796	$24,553	$31,194	$39,823	$417,443

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Nine Months Ended September 30, 2021
Sales and other revenues:
Revenues from external customers	$10,837,876	$—	$1,850,786	$77,809	$4	$12,766,475
Intersegment revenues	$455,089	$—	$9,500	$298,193	$(762,782)	$—
	$11,292,965	$—	$1,860,286	$376,002	$(762,778)	$12,766,475
Cost of products sold (exclusive of lower of cost or market inventory)	$9,986,862	$—	$1,305,274	$—	$(683,244)	$10,608,892
Lower of cost or market inventory valuation adjustment	$(318,353)	$—	$—	$—	$(509)	$(318,862)
Operating expenses	$772,593	$37,169	$183,003	$126,226	$(32,371)	$1,086,620
Selling, general and administrative expenses	$90,977	$—	$124,612	$9,664	$25,532	$250,785
Depreciation and amortization	$245,910	$986	$58,499	$66,908	$(2,962)	$369,341
Income (loss) from operations	$514,976	$(38,155)	$188,898	$173,204	$(69,224)	$769,699
Income (loss) before interest and income taxes	$513,226	$(38,155)	$275,538	$212,750	$(41,915)	$921,444
Net income attributable to noncontrolling interest	$—	$—	$—	$4,027	$78,477	$82,504
Earnings of equity method investments	$—	—	$—	$8,875	$—	$8,875
Capital expenditures	$114,325	$325,271	$17,534	$76,933	$14,282	$548,345

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Sinclair and Casper refineries. The Puget Sound refinery was acquired November 1, 2021, and thus is included for the period January 1, 2022 to September 30, 2022. In addition, the refinery operations of the Sinclair and Casper refineries are included for the period March 14, 2022 (the date of acquisition) through September 30, 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022 (8)	2021
Mid-Continent Region
Crude charge (BPD) (1)	278,410	280,220	282,130	258,530
Refinery throughput (BPD) (2)	293,890	294,970	297,240	272,770
Sales of produced refined products (BPD) (3)	280,390	277,310	279,940	258,800
Refinery utilization (4)	107.1%	107.8%	108.5%	99.4%

Average per produced barrel (5)
Refinery gross margin	$25.72	$13.59	$22.62	$10.65
Refinery operating expenses (6)	6.12	5.72	6.12	6.68
Net operating margin	$19.60	$7.87	$16.50	$3.97

Refinery operating expenses per throughput barrel (7)	$5.84	$5.37	$5.76	$6.33

Feedstocks:
Sweet crude oil	59%	66%	58%	63%
Sour crude oil	26%	13%	21%	14%
Heavy sour crude oil	10%	16%	16%	18%
Other feedstocks and blends	5%	5%	5%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	52%	50%	51%
Diesel fuels	34%	32%	34%	33%
Jet fuels	6%	5%	6%	5%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	4%	3%	3%
Base oils	3%	4%	4%	4%
LPG and other	2%	2%	2%	3%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022 (8)	2021
West Region
Crude charge (BPD) (1)	367,370	136,210	317,700	135,370
Refinery throughput (BPD) (2)	391,230	149,760	340,920	148,700
Sales of produced refined products (BPD) (3)	394,980	144,710	338,330	148,410
Refinery utilization (4)	87.9%	93.9%	81.2%	93.4%

Average per produced barrel (5)
Refinery gross margin	$35.56	$17.33	$32.40	$13.67
Refinery operating expenses (6)	8.72	7.70	9.00	7.43
Net operating margin	$26.84	$9.63	$23.40	$6.24

Refinery operating expenses per throughput barrel (7)	$8.80	$7.44	$8.93	$7.41

Feedstocks:
Sweet crude oil	25%	22%	27%	22%
Sour crude oil	50%	58%	50%	59%
Heavy sour crude oil	14%	—%	11%	—%
Black wax crude oil	5%	11%	5%	10%
Other feedstocks and blends	6%	9%	7%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	51%	52%	52%
Diesel fuels	34%	39%	32%	38%
Jet fuels	5%	—%	5%	—%
Fuel oil	1%	3%	4%	3%
Asphalt	3%	5%	3%	4%
LPG and other	4%	2%	4%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	645,780	416,430	599,830	393,900
Refinery throughput (BPD) (2)	685,120	444,730	638,160	421,470
Sales of produced refined products (BPD) (3)	675,370	422,020	618,270	407,210
Refinery utilization (4)	95.2%	102.8%	92.2%	97.3%

Average per produced barrel (5)
Refinery gross margin	$31.47	$14.87	$27.97	$11.75
Refinery operating expenses (6)	7.64	6.40	7.70	6.95
Net operating margin	$23.83	$8.47	$20.27	$4.80

Refinery operating expenses per throughput barrel (7)	$7.53	$6.07	$8.51	$6.71

Feedstocks:
Sweet crude oil	39%	51%	42%	49%
Sour crude oil	39%	28%	36%	29%
Heavy sour crude oil	13%	11%	13%	12%
Black wax crude oil	3%	4%	3%	4%
Other feedstocks and blends	6%	6%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022 (8)	2021
Consolidated
Sales of produced refined products:
Gasolines	52%	51%	51%	52%
Diesel fuels	34%	35%	33%	35%
Jet fuels	6%	3%	6%	3%
Fuel oil	1%	2%	2%	1%
Asphalt	3%	4%	3%	4%
Base oils	1%	3%	2%	2%
LPG and other	3%	2%	3%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and inter-segment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). As a result of our acquisition of the Puget Sound Refinery on November 1, 2021, and the Sinclair and Casper Refineries on March 14, 2022, our consolidated crude capacity increased from 405,000 BPSD at September 30, 2021 to 678,000 BPSD at September 30, 2022.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Sinclair and Casper Refineries on March 14, 2022. Refining operating data for the nine months ended September 30, 2022 includes crude oil and feedstocks processed and refined products sold at our Sinclair and Casper Refineries for the period March 14, 2022 through September 30, 2022 only, averaged over the 273 days in the nine months ended September 30, 2022.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations.

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Renewables
Sales volumes (in thousand gallons)	51,840	82,471
Average per produced gallon (1)
Renewables gross margin	$0.19	$0.18
Renewables operating expense (2)	0.45	0.97
Net operating margin	$(0.26)	$(0.79)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our Marketing operations and includes our Sinclair business for the period March 14, 2022 (the date of acquisition) through September 30, 2022.

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Marketing
Number of branded sites at period end	1,358	1,358
Sales volumes (in thousand gallons)	362,499	782,518
Margin per gallon of sales (1)	$0.03	$0.05

(1)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Lubricants and Specialty Products
Throughput (BPD)	17,870	18,260	19,150	19,320
Sales of produced products (BPD)	32,610	31,700	33,870	33,640

Sales of produced products:
Finished products	49%	53%	51%	52%
Base oils	26%	28%	28%	28%
Other	25%	19%	21%	20%
Total	100%	100%	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2022
Sales and other revenues	$342,688	$740,321	$(259,570)	$823,439
Cost of products sold	$324,157	$632,277	$(259,570)	$696,864
Operating expenses	$33,193	$36,313	$—	$69,506
Selling, general and administrative expenses	$5,810	$36,023	$—	$41,833
Depreciation and amortization	$7,452	$12,775	$—	$20,227
Income (loss) from operations	$(27,924)	$22,933	$—	$(4,991)
Income (loss) before interest and income taxes	$(27,923)	$22,945	$—	$(4,978)
EBITDA	$(20,471)	$35,720	$—	$15,249

Three months ended September 30, 2021
Sales and other revenues	$270,207	$634,654	$(238,327)	$666,534
Cost of products sold	$148,171	$572,689	$(238,327)	$482,533
Operating expenses	$29,046	$31,894	$—	$60,940
Selling, general and administrative expenses	$7,058	$34,418	$—	$41,476
Depreciation and amortization	$6,375	$12,851	$—	$19,226
Income (loss) from operations	$79,557	$(17,198)	$—	$62,359
Income (loss) before interest and income taxes	$165,575	$(17,115)	$—	$148,460
EBITDA	$171,950	$(4,264)	$—	$167,686

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Nine months ended September 30, 2022
Sales and other revenues	$979,902	$2,182,710	$(734,223)	$2,428,389
Cost of products sold	$751,791	$1,760,301	$(734,223)	$1,777,869
Operating expenses	$102,080	$107,897	$—	$209,977
Selling, general and administrative expenses	$17,653	$109,484	$—	$127,137
Depreciation and amortization	$22,721	$38,705	$—	$61,426
Income from operations	$85,657	$166,323	$—	$251,980
Income before interest and income taxes	$88,258	$166,581	$—	$254,839
EBITDA	$110,979	$205,286	$—	$316,265

Nine months ended September 30, 2021
Sales and other revenues	$698,134	$1,747,111	$(584,959)	$1,860,286
Cost of products sold	$443,983	$1,446,250	$(584,959)	$1,305,274
Operating expenses	$86,773	$96,230	$—	$183,003
Selling, general and administrative expenses	$19,711	$104,901	$—	$124,612
Depreciation and amortization	$19,910	$38,589	$—	$58,499
Income from operations	$127,757	$61,141	$—	$188,898
Income before interest and income taxes	$213,775	$61,763	$—	$275,538
EBITDA	$233,685	$100,352	$—	$334,037

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) gain on sale of real property, (iii) severance costs, (iv) restructuring charges, (v) Cheyenne refinery LIFO inventory liquidation costs, (vi) decommissioning costs, (vii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs, (viii) acquisition integration and regulatory costs and (iv) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Net income attributable to HF Sinclair stockholders	$954,405	$280,787	$2,335,641	$597,854
Add interest expense	44,830	26,892	118,650	94,220
Subtract interest income	(9,821)	(1,018)	(12,662)	(3,078)
Add income tax expense	301,853	54,766	706,675	149,944
Add depreciation and amortization	171,973	121,220	480,618	369,341
EBITDA	$1,463,240	$482,647	$3,628,922	$1,208,281
Add (subtract) lower of cost or market inventory valuation adjustment	16,847	—	42,839	(318,862)
Subtract gain on sale of real property	—	(86,018)	—	(86,018)
Add severance costs	—	198	—	906
Add restructuring charges	—	—	—	7,813
Add Cheyenne refinery LIFO inventory liquidation costs	—	—	—	923
Add decommissioning costs	—	6,714	1,469	23,061
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	9,572	—	9,572	—
Add acquisition integration and regulatory costs	10,662	4,289	47,234	5,035
Subtract gain on tariff settlement	—	—	—	(51,500)
Adjusted EBITDA	$1,500,321	$407,830	$3,730,036	$789,639

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2022	2021	2022	2021
	(In thousands)
Income before interest and income taxes (1)	$1,344,103	$217,438	$3,015,274	$513,226
Add depreciation and amortization	102,599	77,890	300,060	245,910
EBITDA	1,446,702	295,328	3,315,334	759,136
Subtract lower of cost or market inventory valuation adjustment	—	—	—	(318,353)
Adjusted EBITDA	$1,446,702	$295,328	$3,315,334	$440,783

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Renewables Segment	2022	2021	2022	2021
	(In thousands)
Loss before interest and income taxes (1)	$(49,285)	$(13,445)	$(144,589)	$(38,155)
Add depreciation and amortization	18,228	328	34,399	986
EBITDA	(31,057)	(13,117)	(110,190)	(37,169)
Add lower of cost or market inventory valuation adjustment	16,847	—	42,839	—
Adjusted EBITDA	$(14,210)	$(13,117)	$(67,351)	$(37,169)

(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

Marketing Segment	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
	(In thousands)
Income before interest and income taxes (1)	$3,856	$28,627
Add depreciation and amortization	6,355	11,274
EBITDA	$10,211	$39,901

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2022
Income (loss) before interest and income taxes (1)	$(27,923)	$22,945	$(4,978)
Add depreciation and amortization	7,452	12,775	20,227
EBITDA	$(20,471)	$35,720	$15,249

Three months ended September 30, 2021
Income (loss) before interest and income taxes (1)	$165,575	$(17,115)	$148,460
Add depreciation and amortization	6,375	12,851	19,226
EBITDA	171,950	(4,264)	167,686
Subtract gain on sale of real property	(86,018)	—	(86,018)
Adjusted EBITDA	$85,932	$(4,264)	$81,668

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Nine months ended September 30, 2022
Income before interest and income taxes (1)	$88,258	$166,581	$254,839
Add depreciation and amortization	22,721	38,705	61,426
EBITDA	110,979	205,286	316,265

Nine months ended September 30, 2021
Income before interest and income taxes (1)	$213,775	$61,763	$275,538
Add depreciation and amortization	19,910	38,589	58,499
EBITDA	233,685	100,352	334,037
Subtract gain on sale of land	(86,018)	—	(86,018)
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$148,746	$107,086	$255,832

(1)Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average Refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$23.83	$8.47	$20.27	$4.80
Add average refinery operating expenses per produced barrel sold	7.64	6.40	7.70	6.95
Refinery gross margin per produced barrel sold	31.47	14.87	27.97	11.75
Times produced barrels sold (BPD)	675,370	422,020	618,270	407,210
Times number of days in period	92	92	273	273
Refinery gross margin	1,955,358	577,340	4,720,992	1,306,228
Add (subtract) rounding	275	71	494	(125)
Total Refining segment gross margin	1,955,633	577,411	4,721,486	1,306,103
Add Refining segment cost of products sold	7,680,153	3,605,600	21,709,048	9,986,862
Refining segment sales and other revenues	9,635,786	4,183,011	26,430,534	11,292,965
Add Renewables segment sales and other revenues	355,660	—	597,605	—
Add Marketing segment sales and other revenues	1,266,681	—	2,880,024	—
Add Lubricants and Specialty Products segment sales and other revenues	823,439	666,534	2,428,389	1,860,286
Add HEP segment sales and other revenues	149,002	122,584	404,970	376,002
Subtract corporate, other and eliminations	(1,631,566)	(287,070)	(3,521,610)	(762,778)
Sales and other revenues	$10,599,002	$4,685,059	$29,219,912	$12,766,475

Reconciliation of average Refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$7.64	$6.40	$7.70	$6.95
Times produced barrels sold (BPD)	675,370	422,020	618,270	407,210
Times number of days in period	92	92	273	273
Refinery operating expenses	474,704	248,485	$1,299,665	$772,620
Subtract rounding	(73)	(169)	(758)	(27)
Total Refining segment operating expenses	474,631	248,316	1,298,907	772,593
Add Renewables segment operating expenses	23,427	13,117	79,796	37,169
Add Lubricants and Specialty Products segment operating expenses	69,506	60,940	209,977	183,003
Add HEP segment operating expenses	60,471	42,793	156,994	126,226
Subtract corporate, other and eliminations	(23,444)	(12,646)	(57,522)	(32,371)
Operating expenses (exclusive of depreciation and amortization)	$604,591	$352,520	$1,688,152	$1,086,620

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$355,660	$597,605
Renewables segment cost of products sold	345,588	582,521
Lower of cost or market inventory adjustment	16,847	42,839
	(6,775)	(27,755)
Add lower of cost or market inventory adjustment	16,847	42,839
Renewables gross margin	$10,072	$15,084

Renewables operating expense	$23,427	$79,796
Produced gallons sold (in thousand gallons)	51,840	82,471

Renewables gross margin per produced gallon sold	$0.19	$0.18
Less operating expense per produced gallon sold	0.45	0.97
Net operating margin per produced gallon sold	$(0.26)	$(0.79)

Reconciliation of Marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our Marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our Marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of Marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of Marketing gross margin to gross margin per gallon sold

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$1,266,681	$2,880,024
Marketing segment cost of products sold	1,255,119	2,837,583
Marketing gross margin	$11,562	$42,441

Sales volumes (in thousand gallons)	362,499	782,518

Marketing segment gross margin per gallon sold	$0.03	$0.05

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, gain on sale of real property, severance costs, restructuring charges, Cheyenne refinery LIFO inventory liquidation costs, decommissioning costs, HEP's share of Osage environmental remediation costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$1,279,992	$357,507	$3,123,023	$830,302
Income tax expense	301,853	54,766	706,675	149,944
Net income	978,139	302,741	2,416,348	680,358
Less net income attributable to noncontrolling interest	23,734	21,954	80,707	82,504
Net income attributable to HF Sinclair stockholders	954,405	280,787	2,335,641	597,854

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	16,847	—	42,839	(318,862)
Gain on sale of real property	—	(86,018)	—	(86,018)
Severance costs	—	198	—	906
Restructuring charges	—	—	—	7,813
Cheyenne refinery LIFO inventory liquidation costs	—	—	—	923
Decommissioning costs	—	6,714	1,469	23,061
HEP's share of Osage environmental remediation costs	20,297	—	20,297	—
Acquisition integration and regulatory costs	10,662	4,289	48,144	5,035
Gain on tariff settlement	—	—	—	(51,500)
Total adjustments to income before income taxes	47,806	(74,817)	112,749	(418,642)
Adjustment to income tax expense (1)	8,547	(3,979)	19,653	(88,493)
Adjustment to net income attributable to noncontrolling interest	10,725	—	11,635	—
Total adjustments, net of tax	28,534	(70,838)	81,461	(330,149)

Adjusted results - Non-GAAP:
Adjusted income before income taxes	1,327,798	282,690	3,235,772	411,660
Adjusted income tax expense (2)	310,400	50,787	726,328	61,451
Adjusted net income	1,017,398	231,903	2,509,444	350,209
Less net income attributable to noncontrolling interest	34,459	21,954	92,342	82,504
Adjusted net income attributable to HF Sinclair stockholders	$982,939	$209,949	$2,417,102	$267,705
Adjusted earnings per share - diluted (3)	$4.58	$1.28	$11.75	$1.63

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)

Non-GAAP income tax expense (2)	$310,400	$50,787	$726,328	$61,451
Add GAAP income tax expense	301,853	54,766	706,675	149,944
Non-GAAP adjustment to income tax expense	$8,547	$(3,979)	$19,653	$(88,493)

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands)
GAAP:
Income before income taxes	$1,279,992	$357,507	$3,123,023	$830,302
Income tax expense	$301,853	$54,766	$706,675	$149,944
Effective tax rate for GAAP financial statements	23.6%	15.3%	22.6%	18.1%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(0.2)%	2.7%	(0.2)%	(3.2)%
Effective tax rate for adjusted results	23.4%	18.0%	22.4%	14.9%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510